UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 25, 2022
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59116-0918
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, no par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 3.03 Material Modification of Rights of Security Holders.
On March 25, 2022, First Interstate BancSystem, Inc., a Montana corporation (“FIBK”), announced that all outstanding shares of its Class B common stock automatically converted into the same number of shares of its Class A common stock, pursuant to the terms of its Third Amended and Restated Articles of Incorporation, as amended (the “Charter”). No additional shares of Class B common stock are permitted to be issued following such conversion. A copy of the press release announcing the conversion is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Investors and other interested parties are encouraged to read the press release in its entirety because it contains important information not included herein.
The conversion occurred automatically pursuant to FIBK’s Charter because the number of its outstanding shares of Class B common stock represented on March 25, 2022, the record date for determining the shareholders of FIBK entitled to notice of, and to vote at, its upcoming 2022 Annual Meeting of Shareholders, less than twenty percent (20%) of the aggregate number of all of the outstanding shares of Class A common stock and Class B common stock of FIBK. The former holders of Class B common stock now hold Class A common stock with the same voting powers, preferences, rights and qualifications, limitations and restrictions as the other holders of Class A common stock. All shares of FIBK’s outstanding capital stock, composed now solely of shares of Class A common stock, are entitled to one vote per share. The Company’s Class A common stock will continue to trade on the NASDAQ Stock Market under the ticker symbol “FIBK”
The conversion had the following effects, among others, on the holders of FIBK common stock:
Voting Power. Prior to the conversion, holders of shares of Class B common stock were entitled to cast five votes per share on any matter submitted to a vote of FIBK’s shareholders. As a result of the conversion, all prior holders of Class B common stock who now hold Class A common stock have only one vote per share on all matters subject to a shareholder vote just the same as the other holders of Class A common stock.
Economic Interests. The conversion had no impact on the economic interests of holders of shares of either Class A common stock or Class B common stock, including with regard to dividends, liquidation rights, treatment in connection with a change of control or merger transaction, and redemption.
Capitalization. The conversion had no impact on the total number of FIBK’s issued and outstanding shares of capital stock because the shares of Class B common stock converted into an equivalent number of shares of Class A common stock. The Company’s authorized capital stock consists of 150,000,000 shares of Class A common stock, no par value per share, 100,000,000 shares of Class B common stock, no par value per share, and 100,000 shares of Preferred Stock, no par value per share. The Charter prohibits the further issuance of any shares of Class B common stock, and there are no shares of Preferred Stock outstanding.
Resale of Common Stock. All shares of Class A common stock may be sold in the same manner as such shares were previously sold prior to the conversion. FIBK’s affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 promulgated under the Securities Act of 1933, as amended.
Item 8.01 Other Events.
The Company’s Class A common stock will continue to trade on the NASDAQ Stock Market under the ticker symbol “FIBK” and will maintain the same CUSIP number previously assigned to the Class A common stock.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	99.1	Press Release

	104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 25, 2022

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer